UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2005

Maxus Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

MISSOURI	00-13457	48-1339136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Armour Road

North Kansas City, Missouri 64116

(Address of principal executive offices) (Zip Code)

(816) 303-4500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On October 28, 2005, Maxus Realty Trust, Inc. (the "Registrant") completed a private placement pursuant to which it sold 100,000 shares of its $1.00 par value common stock for a total of $1,388,000 to certain investment funds managed by MacKenzie Patterson Fuller, Inc. (the "Subscribers"). In connection with the private placement, the Registrant paid a placement fee of $138,000 to the Subscribers, resulting in net proceeds to the Registrant of $1,250,000. The Registrant relied on Section 4(2) of the Securities Act of 1933 and representations of the Subscribers as the exemption from registration of shares of common stock sold to the Subscribers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXUS REALTY TRUST, INC.

Date: November 3, 2005	By: /s/ David L. Johnson
David L. Johnson
Chairman of the Board, President and
Chief Executive Officer